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CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Registration Statement on Form S-1 of our report, which includes an emphasis of a matter relating to the Company's liquidity, dated February 27, 2002 relating to the financial statements and financial statement schedule of WorldGate Communications, Inc., which appear in such Registration Statement. We also consent to the references to us under the heading "Accounting Matters" in such Registration Statement.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
September 16, 2002

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CONSENT OF INDEPENDENT ACCOUNTANTS